SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2003 (April 16, 2003)

BANCORPSOUTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Mississippi	1-12991	64-0659571

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804

(Address of Principal Executive Offices)	(Zip Code)

(662) 680-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed from Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release issued on April 16, 2003 by BancorpSouth, Inc.

ITEM 9. REGULATION FD DISCLOSURE

The information included in this section is intended to be included under “Item 12. Disclosure of Results of Operations and Financial Condition” and is included under this Item 9 in accordance with Securities and Exchange Act Release No. 33-8216.

On April 16, 2003, BancorpSouth, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2003. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

The press release attached hereto as Exhibit 99.1 contains certain non-GAAP financial measures. BancorpSouth’s management uses these non-GAAP measures in their analysis of BancorpSouth’s performance and ongoing business operations. These measures typically adjust GAAP financial measures to exclude significant gains or losses that are unusual in nature or are associated with the effects of charges, expenses and gains related to the consummation of mergers and acquisitions and costs related to the integration of merged entities. The press release includes net income per diluted share and non-interest revenue calculations that exclude the effect of a net gain on the sale of securities during the first quarter of 2003. We believe that these calculations are non-GAAP financial measures. Because these items and their impact on BancorpSouth’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the operating results of BancorpSouth’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures which may be presented by other companies.

* * * * *

Certain statements contained in this Current Report may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, those relating to interest rates, loan volume, credit quality, non-interest revenue, net interest revenue, interest rate margin, interest rate sensitivity, loan losses, market share, expansion and prospects of products and services, deposits, common stock repurchase plan, customer satisfaction, mortgage servicing asset, potential acquisitions and BancorpSouth’s future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of BancorpSouth to reduce interest rates paid on deposits as interest rates decline or stabilize, the ability to maintain credit quality, changes in laws and regulations affecting financial institutions in general or relating to taxes, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth’s operating or expansion strategy, geographic concentration of BancorpSouth’s assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

	By:	/s/ L. Nash Allen, Jr.

L. Nash Allen, Jr.
Treasurer and Chief Financial Officer

Date: April 17, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on April 16, 2003 by BancorpSouth, Inc.